Exhibit 99.1

TopBuild Reports Second Quarter 2025 Results;

Issues Guidance to Include Progressive Roofing Acquisition

Delivers second quarter sales of $1.3 billion and adjusted EBITDA margin of 20.1%

2025 outlook for $5.150 to $5.350 billion in sales and $970 to $1,070 million in adjusted EBITDA includes contribution from Progressive Roofing acquisition

DAYTONA BEACH, Fla. – August 5, 2025 — TopBuild Corp. (NYSE:BLD), a leading installer of insulation and commercial roofing and a specialty distributor of insulation and related building material products to the construction industry in the United States and Canada, today reported results for the second quarter ended June 30, 2025.

Robert Buck, President and CEO of TopBuild, commented, “We have accomplished a great deal in 2025 to date, most recently closing the acquisition of Progressive Roofing and establishing a new platform for growth in the large and highly complementary roofing services sector. Additionally, our teams’ efforts early in the year to align our cost structure with the current demand landscape and drive operational improvements are reflected in our healthy second quarter adjusted EBITDA margin of 20.1%. Second quarter sales of $1.3 billion declined 5.0%, driven by an 8.3% decrease in Installation, which was partly offset by 1.1% growth in Specialty Distribution.

Mr. Buck stated, “Our 2025 outlook assumes that the contribution from the Progressive Roofing acquisition for the rest of the year will more than offset further weakness in the residential new construction and light commercial end markets. In the near term, although weak consumer confidence and economic uncertainty are pressuring new residential housing demand, we are encouraged by the ongoing positive trends in our heavy commercial and industrial end markets and excited about our long runway of new opportunities in commercial roofing.

“We remain optimistic that the long-term fundamentals for our business are strong and confident in our ability to drive increased shareholder returns. M&A continues to be our priority for deploying capital and we are returning capital to shareholders. In the second quarter, we repurchased nearly 455,000 shares, returning $136.0 million in capital to shareholders,” Mr. Buck concluded.

NYSE:BLD	August 5, 2025	topbuild.com

Financial Highlights

(comparisons are to the periods ended June 30, 2024)

Three Months Ended June 30, 2025
	Reported		Adjusted
($ in thousands)	2025	2024	2025	2024
Sales	$1,297,403	$1,365,612	$1,297,403	$1,365,612
Gross Profit	$394,043	$423,922	$392,943	$423,922
Gross Margin	30.4%	31.0%	30.3%	31.0%
SG&A	$174,254	$213,530	$172,292	$185,893
SG&A as % of Sales	13.4%	15.6%	13.3%	13.6%
Operating Profit	$219,789	$210,392	$220,651	$238,029
Operating Margin	16.9%	15.4%	17.0%	17.4%
Net Income	$151,602	$150,723	$151,296	$170,800
Net Income per diluted share	$5.32	$4.78	$5.31	$5.42
EBITDA			$261,302	$277,694
EBITDA Margin			20.1%	20.3%

Six Months Ended June 30, 2025
	Reported		Adjusted
($ in thousands)	2025	2024	2025	2024
Sales	$2,530,681	$2,644,329	$2,530,681	$2,644,329
Gross Profit	$745,516	$811,072	$757,919	$811,072
Gross Margin	29.5%	30.7%	29.9%	30.7%
SG&A	$348,239	$386,172	$343,122	$358,609
SG&A as % of Sales	13.8%	14.6%	13.6%	13.6%
Operating Profit	$397,277	$424,900	$414,797	$452,463
Operating Margin	15.7%	16.1%	16.4%	17.1%
Net Income	$274,986	$303,104	$286,442	$323,922
Net Income per diluted share	$9.53	$9.56	$9.93	$10.22
EBITDA			$496,060	$531,513
EBITDA Margin			19.6%	20.1%

NYSE:BLD	August 5, 2025	topbuild.com

Sales Drivers

(comparisons are to the periods ended June 30, 2024)

	Three Months Ended June 30, 2025
	Installation	Specialty Distribution	TopBuild, net of eliminations
Sales ($ in millions)	$781	$599	$1,297
Sales Drivers
Volume	(10.5%)	(2.1%)	(7.8%)
Price	0.9%	0.8%	0.9%
M&A	1.4%	2.3%	1.9%
Total Sales Change	(8.3%)	1.1%	(5.0%)

	Six Months Ended June 30, 2025
	Installation	Specialty Distribution	TopBuild, net of eliminations
Sales ($ in millions)	$1,526	$1,159	$2,531
Sales Drivers
Volume	(10.1%)	(2.1%)	(7.6%)
Price	1.0%	1.1%	1.1%
M&A	1.6%	2.8%	2.2%
Total Sales Change	(7.5%)	1.8%	(4.3%)

Segment Profitability

(comparisons are to the periods ended June 30, 2024)

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
($ in thousands)	Installation	Specialty Distribution	Installation	Specialty Distribution
Operating Profit	$155,441	$87,482	$285,057	$156,541
Change	(8.9%)	(2.1%)	(13.0%)	(6.2%)
Operating Margin	19.9%	14.6%	18.7%	13.5%
Adj. Operating Profit	$154,541	$87,429	$292,581	$163,393
Change	(9.6%)	(2.2%)	(10.7%)	(1.7%)
Adj. Operating Margin	19.8%	14.6%	19.2%	14.1%
Adj. EBITDA	$174,062	$102,946	$331,618	$194,313
Change	(8.4%)	(1.8%)	(9.3%)	(1.3%)
Adj. EBITDA Margin	22.3%	17.2%	21.7%	16.8%

NYSE:BLD	August 5, 2025	topbuild.com

Capital Allocation

2025 Acquisitions

TopBuild continues to prioritize acquisitions for capital allocation and as of June 30, 2025 spent approximately $23 million on acquisitions. In addition, in July, the Company completed the acquisition of Progressive Roofing for $810 million, bringing the year-to-date capital deployed for acquisitions to approximately $833 million.

Company	Annual Revenue ($ in millions)	Month Closed
Progressive Roofing (I)[1]	$438.0	July
Seal-Rite Insulation (I)	15.2	April
Total	$453.2

I = Installation

1 Trailing 12 months ended 3/31/25

Share Repurchases

During the second quarter, TopBuild repurchased 454,802 shares totaling $136.0 million. On a year-to-date basis, the Company bought back 1,148,683 shares for $351.6 million. The remaining availability for share repurchases at the end of the second quarter totaled $836.4 million.

2025 Outlook1

TopBuild issued its full year outlook which includes the contribution of the Progressive Roofing acquisition which closed in July. The guidance does not contemplate additional transactions that it expects to complete during the year.

$ in millions
2025 Outlook	Low	High
Sales	$5,150.0	$5,350.0
Adjusted EBITDA	$970.0	$1,070.0

1 This outlook reflects management’s current view of present and future market conditions and is based on assumptions such as housing starts, general and administrative expenses, and interest rates. These targets do not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release. A reconciliation of non-GAAP targets to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore cannot be reasonably predicted. The effect of these excluded items may be significant. Factors that could cause actual long-term results to differ materially from TopBuild’s current expectations are discussed below and detailed in the Company’s most recent Annual Report on Form 10-K and subsequent SEC reports.

Conference Call

A conference call to discuss the second quarter 2025 financial results is scheduled for today, Tuesday, August 5th, at 9:00 a.m. Eastern Time. The call can be accessed by dialing (877) 407-9037.  A simultaneous webcast of the call, along with management’s formal remarks and a presentation, will be available on the Company’s website at www.topbuild.com shortly before the call begins.

NYSE:BLD	August 5, 2025	topbuild.com

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer of insulation and commercial roofing and is also a specialty distributor of insulation and related building material products to the construction industry in the United States and Canada. We provide insulation and commercial roofing installation services nationwide through our Installation segment which has over 200 branches located across the United States. We distribute building and mechanical insulation, insulation accessories and other building product materials for the residential, commercial, and industrial end markets through our Specialty Distribution business. Our Specialty Distribution network encompasses more than 150 branches across the United States and Canada. To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “SEC Filings” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results, and our plan to repurchase our common stock under stock repurchase transactions. These forward-looking statements can be identified by words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” “may,” “project,” “estimate” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements. Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

PI Aquino

pi.aquino@topbuild.com
386-763-8801

(tables follow)

NYSE:BLD	August 5, 2025	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$1,297,403	$1,365,612	$2,530,681	$2,644,329
Cost of sales	903,360	941,690	1,785,165	1,833,257
Gross profit	394,043	423,922	745,516	811,072

Selling, general, and administrative expense	174,254	213,530	348,239	386,172
Operating profit	219,789	210,392	397,277	424,900

Other income (expense), net:
Interest expense	(20,545)	(18,568)	(37,147)	(37,363)
Other, net	4,348	11,350	9,434	22,632
Other expense, net	(16,197)	(7,218)	(27,713)	(14,731)
Income before income taxes	203,592	203,174	369,564	410,169

Income tax expense	(51,990)	(52,451)	(94,578)	(107,065)
Net income	$151,602	$150,723	$274,986	$303,104

Net income per common share:
Basic	$5.34	$4.81	$9.58	$9.63
Diluted	$5.32	$4.78	$9.53	$9.56

Weighted average shares outstanding:
Basic	28,371,644	31,324,833	28,698,125	31,483,144
Diluted	28,515,554	31,524,063	28,858,719	31,693,524

NYSE:BLD	August 5, 2025	topbuild.com

TopBuild Corp.

Consolidated Statements of Comprehensive Income (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$151,602	$150,723	$274,986	$303,104
Other comprehensive income (loss):
Foreign currency translation adjustment	9,868	(1,836)	10,096	(5,928)
Comprehensive income	$161,470	$148,887	$285,082	$297,176

NYSE:BLD	August 5, 2025	topbuild.com

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$842,493	$400,318
Receivables, net of an allowance for credit losses of $24,268 at June 30, 2025, and $18,541 at December 31, 2024	752,559	751,612
Inventories	385,466	406,662
Prepaid expenses and other current assets	37,566	40,382
Total current assets	2,018,084	1,598,974

Right of use assets	180,626	189,146
Property and equipment, net	254,127	266,992
Goodwill	2,125,827	2,112,259
Other intangible assets, net	531,411	557,689
Other assets	9,743	10,366
Total assets	$5,119,818	$4,735,426

LIABILITIES
Current liabilities:
Accounts payable	$417,500	$456,446
Current portion of long-term debt	50,000	48,750
Accrued liabilities	178,709	191,786
Short-term operating lease liabilities	66,884	68,713
Short-term finance lease liabilities	1,192	1,487
Total current liabilities	714,285	767,182

Long-term debt	1,833,213	1,327,159
Deferred tax liabilities, net	237,503	240,343
Long-term portion of insurance reserves	58,339	57,700
Long-term operating lease liabilities	129,166	129,360
Long-term finance lease liabilities	1,948	2,618
Other liabilities	1,366	1,446
Total liabilities	2,975,820	2,525,808

EQUITY	2,143,998	2,209,618
Total liabilities and equity	$5,119,818	$4,735,426

	As of June 30,
	2025	2024
Other Financial Data
Receivables, net plus inventories less accounts payable	$720,525	$792,396
Net sales, acquisition adjusted †	$5,248,415	$5,353,117
Receivables, net plus inventories less accounts payable as a percent of sales (TTM) †	13.7%	14.8%

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	August 5, 2025	topbuild.com

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash Flows Provided by (Used in) Operating Activities:
Net income	$274,986	$303,104
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,677	69,291
Share-based compensation	9,806	9,759
Loss (gain) on sale of assets	711	(131)
Amortization of debt issuance costs	1,549	1,440
Provision for bad debt expense	8,121	9,874
Provision for inventory obsolescence	4,570	4,892
Impairment losses	8,636	—
Deferred income taxes, net	(2,668)	(72)
Change in certain assets and liabilities, net of effects of businesses acquired:
Receivables, net	(4,988)	(58,411)
Inventories	20,146	(30,758)
Prepaid expenses and other current assets	2,884	(6,595)
Accounts payable	(39,053)	(17,480)
Accrued liabilities	(7,677)	(13,348)
Other, net	(2,421)	(2,437)
Net cash provided by operating activities	346,279	269,128

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(24,915)	(35,974)
Acquisition of businesses, net of cash acquired	(21,185)	(88,123)
Proceeds from sale of assets	610	2,150
Net cash used in investing activities	(45,490)	(121,947)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of long-term debt	1,000,000	—
Repayment of long-term debt	(487,500)	(23,873)
Excise taxes paid on share repurchases	(9,444)	—
Payment of debt issuance costs	(6,970)	—
Taxes withheld and paid on employees' equity awards	(5,374)	(6,059)
Exercise of stock options	—	3,224
Repurchase of shares of common stock	(351,621)	(505,241)
Net cash provided by (used in) financing activities	139,091	(531,949)
Impact of exchange rate changes on cash	2,295	(576)
Net increase (decrease) in cash and cash equivalents	442,175	(385,344)
Cash and cash equivalents - Beginning of period	400,318	848,565
Cash and cash equivalents - End of period	$842,493	$463,221

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$33,978	$20,180
Accruals for property and equipment	353	277
Excise taxes capitalized to treasury stock	3,516	5,202

NYSE:BLD	August 5, 2025	topbuild.com

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
Installation
Sales	$780,678	$850,983	(8.3)%	$1,526,211	$1,649,726	(7.5)%

Operating profit, as reported	$155,441	$170,718		$285,057	$327,475
Operating margin, as reported	19.9%	20.1%		18.7%	19.9%

Rationalization charges	(933)	−		7,348	−
Acquisition related costs	33	288		176	333
Operating profit, as adjusted	$154,541	$171,006		$292,581	$327,808
Operating margin, as adjusted	19.8%	20.1%		19.2%	19.9%

Share-based compensation	274	318		623	648
Depreciation and amortization	19,247	18,712		38,414	36,979
EBITDA, as adjusted	$174,062	$190,036	(8.4)%	$331,618	$365,435	(9.3)%
EBITDA margin, as adjusted	22.3%	22.3%		21.7%	22.2%

Specialty Distribution
Sales	$599,184	$592,826	1.1%	$1,158,987	$1,138,620	1.8%

Operating profit, as reported	$87,482	$89,373		$156,541	$166,951
Operating margin, as reported	14.6%	15.1%		13.5%	14.7%

Rationalization charges	(67)	−		6,801	(750)
Acquisition related costs	14	10		51	10
Operating profit, as adjusted	$87,429	$89,383		$163,393	$166,211
Operating margin, as adjusted	14.6%	15.1%		14.1%	14.6%

Share-based compensation	421	380		884	813
Depreciation and amortization	15,096	15,047		30,036	29,883
EBITDA, as adjusted	$102,946	$104,810	(1.8)%	$194,313	$196,907	(1.3)%
EBITDA margin, as adjusted	17.2%	17.7%		16.8%	17.3%

NYSE:BLD	August 5, 2025	topbuild.com

TopBuild Corp.

Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
Total net sales
Sales before eliminations	$1,379,862	$1,443,809		$2,685,198	$2,788,346
Intercompany eliminations	(82,459)	(78,197)		(154,517)	(144,017)
Net sales after eliminations	$1,297,403	$1,365,612	(5.0)%	$2,530,681	$2,644,329	(4.3)%

Operating profit, as reported - segments	$242,923	$260,091		$441,598	$494,426
General corporate expense, net	(9,502)	(36,859)		(18,762)	(45,926)
Intercompany eliminations	(13,632)	(12,840)		(25,559)	(23,600)
Operating profit, as reported	$219,789	$210,392		$397,277	$424,900
Operating margin, as reported	16.9%	15.4%		15.7%	16.1%

Rationalization charges	(1,021)	258		14,337	(492)
Refinancing costs	226	-		226	-
Acquisition related costs †	1,657	4,379		2,957	5,055
Acquisition termination fee	-	23,000		-	23,000
Operating profit, as adjusted	$220,651	$238,029		$414,797	$452,463
Operating margin, as adjusted	17.0%	17.4%		16.4%	17.1%

Share-based compensation	4,765	4,632		9,806	9,759
Depreciation and amortization	35,886	35,033		71,457	69,291
EBITDA, as adjusted	$261,302	$277,694	(5.9)%	$496,060	$531,513	(6.7)%
EBITDA margin, as adjusted	20.1%	20.3%		19.6%	20.1%

Sales change period over period	(68,209)			(113,648)
EBITDA, as adjusted, change period over period	(16,392)			(35,453)
Decremental EBITDA, as adjusted, as a percentage of change in sales	(24.0)%			(31.2)%

† Acquisition related costs include corporate level adjustments as well as segment operating adjustments.

NYSE:BLD	August 5, 2025	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Metrics (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales
Same branch:
Installation	$768,717	$850,983	$1,499,542	$1,649,726
Specialty Distribution	585,611	592,826	1,126,868	1,138,620
Eliminations	(82,459)	(78,197)	(154,517)	(144,017)
Total same branch	$1,271,869	$1,365,612	$2,471,893	$2,644,329

Acquisitions (a):
Installation	$11,961	$-	$26,669	$-
Specialty Distribution	13,573	-	32,119	-
Total acquisitions	25,534	-	58,788	-
Total net sales	$1,297,403	$1,365,612	$2,530,681	$2,644,329

EBITDA, as adjusted
Same branch	$255,946	$277,694	$485,860	$531,513
Acquisitions (a)	5,356	-	10,200	-
Total	$261,302	$277,694	$496,060	$531,513

EBITDA, as adjusted, as a percentage of sales
Same branch (b)	20.1%		19.7%
Acquisitions (c)	21.0%		17.4%
Total (d)	20.1%	20.3%	19.6%	20.1%

As Adjusted (Decremental)/Incremental EBITDA, as a percentage of change in sales
Same branch (e)	(23.2)%		(26.5)%
Acquisitions (c)	21.0%		17.4%
Total (f)	(24.0)%		(31.2)%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Same branch metric, as adjusted, as a percentage of same branch sales

(c) Acquired metric, as adjusted, as a percentage of acquired sales

(d) Total EBITDA, as adjusted, as a percentage of total sales

(e) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(f) Change in total EBITDA, as adjusted, as a percentage of change in total sales

NYSE:BLD	August 5, 2025	topbuild.com

TopBuild Corp.

Same Branch Revenue by Line of Business (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
Residential:
Same branch (a)	$801,031	$884,100	(9.4)%	$1,555,856	$1,718,943	(9.5)%
Acquisitions	8,469	—		23,396	—
Total Residential sales	809,500	884,100	(8.4)%	1,579,252	1,718,943	(8.1)%

Commercial/Industrial:
Same branch (a)	$470,838	$481,512	(2.2)%	$916,037	$925,386	(1.0)%
Acquisitions	17,065	—		35,392	—
Total Commercial/Industrial sales	487,903	481,512	1.3%	951,429	925,386	2.8%
Total net sales	$1,297,403	$1,365,612	(5.0)%	$2,530,681	$2,644,329	(4.3)%

(a) Represents current year impact of acquisitions in their first twelve months

NYSE:BLD	August 5, 2025	topbuild.com

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Gross Profit Reconciliation

Net sales	$1,297,403	$1,365,612	$2,530,681	$2,644,329

Gross profit, as reported	$394,043	$423,922	$745,516	$811,072

Rationalization charges	(1,100)	-	12,403	-
Gross profit, as adjusted	$392,943	$423,922	$757,919	$811,072

Gross margin, as reported	30.4%	31.0%	29.5%	30.7%
Gross margin, as adjusted	30.3%	31.0%	29.9%	30.7%

Selling, General and Administrative Expense Reconciliation

Selling, general, and administrative expense, as reported	$174,254	$213,530	$348,239	$386,172

Rationalization charges	79	258	1,934	(492)
Refinancing costs	226	-	226	-
Acquisition related costs	1,657	4,379	2,957	5,055
Acquisition termination fee	-	23,000	-	23,000
Selling, general, and administrative expense, as adjusted	$172,292	$185,893	$343,122	$358,609

Operating Profit Reconciliation

Operating profit, as reported	$219,789	$210,392	$397,277	$424,900

Rationalization charges	(1,021)	258	14,337	(492)
Refinancing costs	226	-	226	-
Acquisition related costs	1,657	4,379	2,957	5,055
Acquisition termination fee	-	23,000	-	23,000
Operating profit, as adjusted	$220,651	$238,029	$414,797	$452,463

Operating margin, as reported	16.9%	15.4%	15.7%	16.1%
Operating margin, as adjusted	17.0%	17.4%	16.4%	17.1%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$203,592	$203,174	$369,564	$410,169

Rationalization charges	(1,021)	258	14,337	(492)
Refinancing costs	226	-	226	-
Acquisition related costs	1,657	4,379	2,957	5,055
Acquisition termination fee	-	23,000	-	23,000
Income before income taxes, as adjusted	204,454	230,811	387,084	437,732

Tax rate at 26.0%	(53,158)	(60,011)	(100,642)	(113,810)
Income, as adjusted	$151,296	$170,800	$286,442	$323,922

Income per common share, as adjusted	$5.31	$5.42	$9.93	$10.22

Weighted average diluted common shares outstanding	28,515,554	31,524,063	28,858,719	31,693,524

NYSE:BLD	August 5, 2025	topbuild.com

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income, as reported	$151,602	$150,723	$274,986	$303,104
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	16,197	7,218	27,713	14,731
Income tax expense	51,990	52,451	94,578	107,065
Depreciation and amortization	35,886	35,033	71,457	69,291
Share-based compensation	4,765	4,632	9,806	9,759
Rationalization charges	(1,021)	258	14,337	(492)
Refinancing costs	226	-	226	-
Acquisition related costs	1,657	4,379	2,957	5,055
Acquisition termination fee	-	23,000	-	23,000
EBITDA, as adjusted	$261,302	$277,694	$496,060	$531,513

NYSE:BLD	August 5, 2025	topbuild.com

TopBuild Corp.

Acquisition Adjusted Net Sales (Unaudited)

(in thousands)

	2024		2025		Trailing Twelve Months Ended
	Q3	Q4	Q1	Q2	June 30, 2025
Net sales	$1,373,268	$1,312,206	$1,233,278	$1,297,403	$5,216,155
Acquisitions proforma adjustment †	16,695	12,058	3,297	210	32,260
Net sales, acquisition adjusted	$1,389,963	$1,324,264	$1,236,575	$1,297,613	$5,248,415

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	August 5, 2025	topbuild.com

TopBuild Corp.

2025 Estimated Adjusted EBITDA Range (Unaudited)
(in millions)

	Twelve Months Ending December 31, 2025
	Low	High
Estimated net income, as reported	$499.0	$584.0
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	82.0	78.0
Income tax expense	175.0	205.0
Depreciation and amortization	163.0	155.0
Share-based compensation	19.0	18.0
Rationalization charges	15.0	15.0
Acquisition related costs	17.0	15.0
Estimated EBITDA, as adjusted	$970.0	$1,070.0

NYSE:BLD	August 5, 2025	topbuild.com